Exhibit 10.3

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Agreement is made as of [●], 2022 by and between EF Hutton Acquisition Corporation I (the “Company”), and Continental Stock Transfer & Trust Company (the “Trustee”).

WHEREAS, the Company’s registration statement on Form S-1, File No. 333-264314 (the “Registration Statement”), and prospectus (the “Prospectus”) for its initial public offering of securities (“IPO”) of the Company’s units (the “Units”), each of which consists of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), one redeemable warrant, each warrant entitling the holder thereof to purchase one share of Common Stock and one right to receive 1/8 of one share of common stock upon the consummation of the Company’s initial business combination, has been declared effective as of the date hereof (“Effective Date”) by the Securities and Exchange Commission (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement); and

WHEREAS, the Company has entered into an Underwriting Agreement (the “Underwriting Agreement”) with EF Hutton division of Benchmark Investments, LLC as the representative of the underwriters in the IPO (the “Representative”); and

WHEREAS, as described in the Prospectus, and in accordance with the Company’s Amended and Restated Certificate of Incorporation, an aggregate of $101,000,000 of the proceeds of the IPO ($116,150,000 if the underwriters’ over-allotment option is exercised in full) and the proceeds of a private placement of units occurring simultaneously with the closing of the purchase of the Company’s units in the IPO, plus any amounts to be deposited in connection with an Extension (as defined below), will be delivered to the Trustee to be deposited and held in a segregated trust account for the benefit of the Company and the holders of the Common Stock included in the Units issued in the IPO as hereinafter provided (the proceeds to be delivered to the Trustee (and any interest subsequently earned thereon) will be referred to herein as the “Property”; the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $3,500,000, or $4,025,000 if the underwriters’ over-allotment option is exercised in full, is attributable to deferred underwriting discounts and commissions that will be payable by the Company to the underwriters upon and concurrently with the consummation of the Business Combination (the “Deferred Discount”); and

WHEREAS, pursuant to our amended and restated certificate of incorporation, we will have until 9 months from the closing of this offering to consummate a Business Combination (the “Initial Deadline”). However, if we anticipate that we may not be able to consummate a Business Combination within 9 months, we may extend the period of time to consummate a business combination up to nine times, each by an additional one-month period (an “Extension”) for a total of up to 18 months to complete a business combination. Pursuant to the terms of our amended and restated certificate of incorporation, in order to extend the time available for us to consummate our initial business combination, our sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $500,000 (or $575,000 if the underwriters’ over-allotment option is exercised in full), or $0.05 per share for each one-month extension, on or prior to the date of the applicable deadline, or up to an aggregate of $4,500,000 (or $5,175,000 if the underwriters’ over-allotment option is exercised in full), or $0.45 per share if we extend for the full nine months; and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW THEREFORE, IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in a segregated trust account (“Trust Account”) established by the Trustee at J.P. Morgan Chase Bank, N.A. (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more) and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the written instruction of the Company, invest and reinvest the Property (i) in United States government treasury bills, notes or bonds having a maturity of 185 days or less and/or (ii) in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest solely in direct U.S. government treasury obligations; the Trustee may not invest in any other securities or assets, it being understood that the Trust Account will earn no interest while the account funds are uninvested awaiting the Company’s instructions hereunder; and while account funds are invested or uninvested, the Trustee may earn bank credits or other consideration;

(d) Collect and receive, when due, all interest or other income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) Promptly notify the Company and the Representative of all communications received by it with respect to any Property requiring action by the Company;

(f) Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of its tax returns;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h) Render to the Company monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its President/Chief Executive Officer or Chief Financial Officer and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the invested funds held in the Trust Account and not previously released to the Company to pay its taxes (net of taxes payable and less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the Initial Deadline plus all applicable Extensions (the “Closing,” and such date, the “Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Stockholders as of the Last Date;

(j) Upon receipt of an extension letter (“Extension Letter”) substantially similar to Exhibit C hereto at least five business days prior to the Initial Deadline, signed on behalf of the Company by an executive officer, and receipt of the dollar amount specified in the Extension Letter on or prior to the Initial Deadline, the Trustee shall follow the instructions set forth in the Extension Letter; and

(k) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D, the Trustee shall distribute to the Public Stockholders of record as of such date the amount requested by the Company to be used to redeem shares of Common Stock from Public Stockholders properly submitted in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (a) to modify the substance or timing of the Company’s obligation to redeem 100% of the shares of Common Stock included in the Units sold in the IPO if the Company has not consummated an initial Business Combination within such time as is described in the Company’s amended and restated certificate of incorporation or (b) with respect to any other provisions relating to stockholders’ rights or pre-initial Business Combination activity. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to distribute said funds, and the Trustee shall have no responsibility to look beyond said request.

2. Limited Distributions of Income from Trust Account.

(a) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit E, the Trustee shall distribute to the Company the amount of interest income earned on the Trust Account requested by the Company to cover any tax obligations owed by the Company.

(b) The limited distributions referred to in Section 2(a) above shall be made only from income collected on the Property. Except as provided in Section 2(a) above, no other distributions from the Trust Account shall be permitted except in accordance with Section 1(i) hereof.

(c) The Company shall provide the Representative with a copy of any Termination Letters and/or any other correspondence that it issues to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after such issuance.

3. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer and Chief Financial Officer. In addition, except with respect to its duties under Sections 1(i), 1(k) and 2(a) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it, in good faith and reasonable care, believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b) Subject to Sections 5 and 7(h) of this Agreement, hold the Trustee harmless and indemnify the Trustee from and against, any and all reasonable and documented expenses, including reasonable outside counsel fees and disbursements, or losses suffered by the Trustee in connection with any claim, potential claim, action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld or delayed. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. The Company may participate in such action with its own counsel;

(c) Pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Section 2(a) as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees except for disbursements made to the Company pursuant to Sections 1(i) solely in connection with the consummation of a Business Combination. The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. Except as set forth in this Section 3(c) and Section 3(b) hereof, the Company shall not be responsible for any other fees or charges of the Trustee;

(d) The provisions of this Agreement governing the release of funds from the Trust Account may only be amended if approved by the holders of at least 65% of our common stock entitled to vote thereon;

(e) In connection with any vote of the Company’s stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating stockholder votes verifying the vote of the Company’s stockholders regarding such Business Combination;

(f) Provide the Representative with a copy of any Termination Letter(s) and/or any other correspondence that is sent to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues the same;

(g) Within four (4) business days after the underwriters exercise the over-allotment option (or any unexercised portion thereof) or such over-allotment option expires, provide the Trustee with a notice in writing of the total amount of the Deferred Discount, which shall in no event be less than $3,500,000;

(h) Promptly following the Initial Deadline, disclose whether or not the term the Company has to consummate a Business Combination has been extended;

(i) Unless otherwise agreed between the Company and the Representative, ensure that any Instruction Letter (as defined in Exhibit A) delivered in connection with a Termination Letter in the form of Exhibit A expressly provides that the Deferred Discount is paid directly to the account or accounts directed by the Representative on behalf of the underwriters prior to any transfer of the funds held in the Trust Account to the Company or any other person; and

(j) In the event that the Company directs the Trustee to commence liquidation of the Trust Account pursuant to Section 1(i), the Company agrees that it will not direct the Trustee to make any payments that are not specifically authorized by this Agreement.

4. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence, fraud or willful misconduct;

(b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c) Change the investment of any Property, other than in compliance with Section 1(c);

(d) Refund any depreciation in principal of any Property;

(e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith and reasonable care, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;

(h) File local, state and/or federal tax returns or information returns with any taxing authority on behalf of the Trust Account and payee statements with the Company documenting the taxes, if any, payable by the Company or the Trust Account, relating to the income earned on the Property;

(i) Pay any taxes on behalf of the Trust Account (it being expressly understood that the Property shall not be used to pay any such taxes and that such taxes, if any, shall be paid by the Company from funds not held in the Trust Account or released to it under Section 2(a) hereof);

(j) Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this Agreement and that which is expressly set forth herein; and

(k) Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Section 1(i), 1(k) or 2(a) above.

5. Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 3(b) or Section 3(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

6. Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall continue to act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever;

(b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b); or

(c) If the IPO is not consummated within ten (10) business days of the date of this Agreement, in which case any funds received by the Trustee from the Company shall be returned promptly following the receipt by the Trustee of written instructions from the Company.

7. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon all information supplied to it by the Company, including account names, account numbers and all other identifying information relating to a beneficiary, beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the wire.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Section 1(i) (which may only be amended with the approval of the holders of a majority of the outstanding shares of Common Stock sold in the IPO), this Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of the Representative. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY. The Trustee may require from Company counsel an opinion as to the propriety of any proposed amendment.

(d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by e-mail transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Email: fwolf@continentalstock.com

Email: cgonzalez@continentalstock.com

if to the Company, to:

EF Hutton Acquisition Corporation I

24 Shipyard Drive, Suite 102

Hingham, MA 02043

Attn: Benjamin Piggott

Email:ben505@gmail.com

Copy (which copy shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attn: Mitchell S. Nussbaum, Esq. and James A. Prestiano, Esq.

Email: mnussbaum@loeb.com

jprestiano@loeb.com

in either case with a copy (which copy shall not constitute notice) to:

EF Hutton division of Benchmark Investment, LLC

590 Madison Avenue, 39th Floor

New York, NY 10022

Attn: Jim Campbell

Email: JCampbell@efhuttongroup.com

and:

Hogan Lovells US LLP

1601 Wewatta Street, Suite 900

Denver, CO 80202

Attn: David Crandall, Esq.

Email: david.crandall@hoganlovells.com

(f) The parties hereto consent to the delivery of notices or other communications by electronic transmission at the e-mail address set forth below the respective party’s name in Section 7(e) hereto. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

(g) Reserved.

(h) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(i)Each of the Company and the Trustee hereby acknowledges and agrees that the Representative is a third party beneficiary of this Agreement.

(j) Except as specified herein, no party to this Agreement may assign its rights or delegate its obligations hereunder to any other person or entity without the written consent of the other party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/
Name:	Francis Wolf
Title:	Vice President

EF HUTTON ACQUISITION CORPORATION I

By:	/s/
Name:	Benjamin Piggott
Title:	Chief Executive Officer

[Signature Page to Investment Management Trust Agreement]

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$3,500
Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$10,000
Transaction processing fee for disbursements to Company under Section 2	Deduction by Trustee from accumulated income following disbursement made to Company under Section 2	$250 per item
Paying Agent services as required pursuant to sections 1(i) and 1(k)	Billed to Company upon delivery of service pursuant to sections 1(i) and 1(k)	Market Rate

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, N.Y. 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account - Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between EF Hutton Acquisition Corporation I (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of ________, 2022 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement with [__________________] (“Target Business”) to consummate a business combination with Target Business (“Business Combination”) on or about [insert date]. The Company shall notify you at least 72 hours in advance of the actual date of the consummation of the Business Combination (“Consummation Date”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account investments and to transfer the proceeds to the above-referenced account at JPMorgan Chase Bank, N.A. to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit in the trust operating account at JPMorgan Chase Bank, N.A. awaiting distribution, the Company will not earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated and (ii) the Company shall deliver to you (a) a certificate of Chief Executive Officer, which verifies the vote of the Company’s stockholders in connection with the Business Combination if a vote is held and (b) joint written instructions from the Company, EF Hutton division of Benchmark, LLC (whose consent not to be unreasonably withheld) with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

[Signature Page Follows]

Very truly yours,

EF HUTTON ACQUISITION CORPORATION I

By:
Name:	Benjamin Piggott
Title:	Chief Executive Officer

cc:	EF Hutton

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, N.Y. 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account - Termination Letter

Dear Mr. Wolf and Ms. Gonzales:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between EF Hutton Acquisition Corporation I (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of ________, 2022 (“Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a Target Company within the time frame specified in the Company’s Amended and Restated Certificate of Incorporation, as described in the Company’s prospectus relating to its IPO. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all the Trust Account investments and to transfer the total proceeds to the trust operating account at JPMorgan Chase Bank, N.A. to await distribution to the Public Stockholders. The Company has selected [____________, 20__] as the effective date for the purpose of determining when the Public Stockholders will be entitled to receive their share of the liquidation proceeds. It is acknowledged that no interest will be earned by the Company on the liquidation proceeds while on deposit in the trust operating account. You agree to be the Paying Agent of record and in your separate capacity as Paying Agent, to distribute said funds directly to the Public Stockholders in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company. Upon the distribution of all the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated.

Very truly yours,

EF HUTTON ACQUISITION CORPORATION I

By:
Name:	Benjamin Piggott
Title:	Chief Executive Officer

cc:	EF Hutton

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, N.Y. 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account - Extension Letter

Dear Mr. Wolf and Ms. Gonzalez

Pursuant to Section 1(j) of the Investment Management Trust Agreement between EF Hutton Acquisition Corporation I (“Company”) and Continental Stock Transfer & Trust Company, LLC, dated as of , 2022 (“Trust Agreement”), this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Businesses for an additional _________ months, from _______ to _________ (the “Extension”).

This Extension Letter shall serve as the notice required with respect to Extension prior to the Initial Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit $______________ if the underwriters’ over-allotment option was exercised in full, or in any case, $0.05 per Unit)], which will be wired to you, into the Trust Account investments upon receipt.

Very truly yours,

EF HUTTON ACQUISITION CORPORATION I

By:
Name:	Benjamin Piggott
Title:	Chief Executive Officer

cc:	EF Hutton

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, N.Y. 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account - Stockholder Redemption Withdrawal Instruction

Dear Mr. Wolf and Ms. Gonzalez

Pursuant to Section 1(k) of the Investment Management Trust Agreement between EF Hutton Acquisition Corporation I (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of , 2022 (the “Trust Agreement”), the Company hereby requests that you deliver to the redeeming Public Stockholders of the Company $ of the principal and interest income earned on the Property as of the date hereof into a segregated account held by you on behalf of the Beneficiaries. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay its Public Stockholders who have properly elected to have their shares of Common Stock redeemed by the Company in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its public shares of Common Stock if the Company has not consummated an initial Business Combination within such time as is described in the Company’s amended and restated certificate of incorporation or with respect to any other provisions relating to stockholders’ rights or pre-initial Business Combination activity. As such, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter into a segregated account held by you on behalf of the Beneficiaries.

Very truly yours,

EF HUTTON ACQUISITION CORPORATION I

By:
Name:	Benjamin Piggott
Title:	Chief Executive Officer

cc:	EF Hutton

EXHIBIT E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, N.Y. 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account Withdrawal Instructions

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 2(a) of the Investment Management Trust Agreement between EF Hutton Acquisition Corporation I (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of ________, 2022 (“Trust Agreement”), the Company hereby requests that you deliver to the Company [$_______] of the interest income earned on the Property as of the date hereof. The Company needs such funds to pay for its tax obligations. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

EF HUTTON ACQUISITION CORPORATION I

By:
Name:	Benjamin Piggott
Title:	Chief Executive Officer

cc:	EF Hutton